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                                                                    Exhibit 10.6

December 2, 1999


Mr. Robert Snyder
President/CEO
AlphaCom Communications
1035 Rosemary Blvd., Suite I
Akron, Ohio 44306

Ref:    Amended and Restated Retainer Agreement
        Dated November 27, 1998

Sub:    International Consulting Agreement

Client: AlphaCom Communications

Dear Robert;

This letter confirms the terms and conditions upon which Mr. Bob Snyder, President of the above mentioned Company agrees to appoint International Techno Marketing, Ltd., and/or its assigns as representative herein referred to as ITM, its exclusive agent with respect to the development of the Company's request to produce International sales and marketing activities. ITM shall perform services as requested by Robert Snyder.

ITM shall serve as the International Consultant for the Company and advise as requested on such matters as economic development, design and implement strategies for International development, market research, due diligence, licensing, product and service marketing/sales programs, USA government agency support and International credit enhancements and contract negotiations.

In consideration of the above services the Company agrees to the following:
         The Chief Executive Officer of ITM or his assigns will be given the title of Director of International affairs for the Company. Upon completion of an IPO, the Company agrees to negotiate an employment contract with ITM for the position of Director of International Affairs.

FEES:
-----

Upon signing this binding agreement, the Company shall agree to remit Twenty Thousand Dollars (US$20,000.00) and Twenty Thousand (20,000) shares of the Company's Common shares (144 stock) to Jack Craciun/ITM as a token retainer payment. The cash payment will be due and payable by the Company immediately upon the completion of any Interim financing arrangement originated through the efforts of ITM.

Upon signing this binding agreement, the Company will remit to Jack Craciun/ITM US$1,000 cash per week (minimum required cash payment per week - $300.00), and 1,000 shares of the Company's Common shares per week. The accrued cash payment will be due and payable by the Company immediately upon the completion of an IPO. These payments are to begin on Friday December 4, 1998 and will continue for a two year period. The Company and ITM may agree at any time during the term of this agreement that the Company may issue any or all of the balance of shares due ITM pursuant hereto, in advance, based upon the performance of ITM. The share disbursement list is hereto attached as Exhibit A.

Any out of pocket expenses will be paid for by the Company on a pre approved basis.

RENEWALS:
---------

This Agreement is automatically renewed subject to the Termination clause of this consulting agreement.


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TERMINATION:
------------

ITM's engagement herein may be terminated at anytime by the Company upon thirty
(30) days' prior formal written notice thereof to ITM, after completion of the first year payment terms described in the Fee section of this agreement. However, (a) any termination or completion of ITM's engagement herein shall not affect the Companies continuing obligation to indemnify ITM as provided above and (b) if any structured licensing, sales program, etc. are still ongoing, within twelve (12) months of the termination of this agreement, the Company will continue to pay, ITM the fees stated herein.

Should ITM's engagement herein be terminated at any time by the Company, as provided for herein, the Company irrevocably and unconditionally agrees to abide by the Termination Clause and that such termination is not used as a means to avoid payment to ITM of all fee income due and owing as provided for herein.

If the Company employees Jack Craciun as Director of International Affairs, as discussed elsewhere herein, this consulting agreement is automatically terminated.


ARBITRATION:
------------

This agreement, which incorporates the entire understanding with respect to the engagement of ITM by the Company, shall be governed by and construed and enforced in accordance with the laws of the State of Ohio as may be applicable to the contracts made and to be performed in the State of Ohio, notwithstanding the fact that ITM is neither a corporation resident not doing business in the State of Ohio. Any dispute or controversy between the party's hereto arising out of or related to the endorsement of this agreement shall be settled by final binding arbitration to take place in the State of Ohio.

The Company and ITM shall appoint one (1) arbitrator and the two (2) arbitrators shall jointly appoint a third (3rd), neutral arbitrator, and the three (3) shall hear and determine any claim in accordance with the rules of the American Arbitration Association.

DISCLAIMER:
-----------

The Company agrees that nothing contained herein shall constitute a commitment to underwrite, purchase or place securities related to any project financing and that any financing activity requested to ITM by the Company shall be undertaken on a best efforts basis only.

STANDARD OF CARE:
-----------------

ITM and the Company shall only be chargeable with the exercise of good faith in carrying out the provisions, terms and conditions stipulated herein. It is agreed that neither party shall incur any liability except for willful gross misconduct or gross negligence so long as they have acted in good faith. Neither party shall be bound by any modifications, amendments, termination, cancellations, recessions or suppressions of this agreement unless the same is in writing and signed by the parties hereto.

All agreements shall be executed in original hard copy form.

Please confirm that the foregoing is in accordance with your understanding and agreement with ITM by signing and returning the document to the undersigned.

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CONFIDENTIALITY:
----------------

The Company shall supply ITM with any relevant non-financial information reasonably requested by ITM in connection with International Operations. The Company acknowledges that, in performing its services, ITM shall be relying on information supplied to it by the Company (collectively referred to as "information") and that ITM shall not assume responsibility for the accuracy and completeness of the information, nor shall ITM undertake to independently verify the information. All information supplied by the Company to ITM shall be deemed private, insider information and strictly confidential and the property of the Company.

Such private, insider information and strictly confidential non-financial information may be given to ITM associates at ITM's own risk. Any financial information obtained by consultant while on the premise of the Company SHALL NOT be passed on to any associate, potential investors etc. Any information provided by ITM to outsiders, must first be approved in writing by the CFO of the Company.

DISCLOSURE:
-----------

The Company shall be solely responsible for the preparation of any disclosure documents in any license, products and/or services, related to the project and represent that such documentation will not contain any untrue statement of any material fact, nor will the Company omit to state material facts such as to make said documentation misleading, in light of the circumstances within which such documents are proffered.

INDEMNIFICATION:
----------------

The Company and ITM hereby agree to indemnify each other and hold each other harmless within the meaning of Section 15 of the U.S. Securities Act of 1933, as amended, or Section 20 of the U.S. Securities Exchange Act, as amended, so as to hold each Indemnified Person harmless from and against any and all losses. Liabilities, claims, damages and expenses of legal counsel relating to or arising from any untrue statement or alleged untrue statement of a material fact or information taken out of context, whether oral or written, contained in any offering memorandum or any information or other documentation made available to outsiders.

Notwithstanding the foregoing, the Company and ITM shall not be obligated to indemnify any Indemnified Person covered above, with respect to any claim, liability, loss, damage or legal expense that is finally judicially determined to have arisen primarily from any action or failure to act by such Indemnified Person (other than an action or failure to act undertaken at the request of the Company and ITM or with the consent of the Company and ITM) constituting willful misconduct or negligence.

The foregoing agreement shall be in addition to any rights that any indemnified Person may have at common law or otherwise, including but not limited to any rights of contribution, shall remain in full force and effect after and shall survive any termination or expiration of the terms and conditions of this agreement or the completion of the services of any Indemnified Person.

NON-CIRCUMVENTION:
------------------

The Company agrees that all individual, corporate and banking introductions, documentation, knowledge, skill and experience made by ITM have been developed by ITM for the benefit of any qualified Applicant Client including, but not limited to the Company and as such the Company, unconditionally agree not to circumvent ITM for the duration of this agreement as a means to avoid making fee payments to ITM if closure and settlement is made. ITM agrees that contact with individuals or companies provided to ITM by the Company, for the purpose of a possible agreement, shall not be used by ITM to further any non-AlphaCom related Applicant Client.

Should ITM's engagement herein be terminated at any time by the Company, as provided for herein, the Company irrevocable and unconditionally agrees to abide by the Non-circumvention clause for a period of five years.

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Yours sincerely,                      ALPHACOM COMMUNICATION
By: /s/ Jack Craciun III              By: /s/ Robert Snyder
Mr. Jack Craciun III                  Mr. Robert Snyder
Chairman/CEO                          President and CEO
ITM Group

Dated 12/5/99                         Dated 12/10/99
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